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                                                                     EXHIBIT 5.1


                                  SHAW PITTMAN
              A Law Partnership Including Professional Corporations
                               2300 N. Street N.W.
                            Washington, DC 20037-1128

                               TEL: (202) 663-8000
                               FAX: (202) 663-8007

                                January 29, 2001


Apartment Investment and Management Company
Colorado Center, Tower Two
2000 South Colorado Boulevard
Suite 2-1000
Denver, Colorado 80222

Ladies and Gentlemen:

         We have acted as counsel for Apartment Investment and Management Company, a Maryland corporation qualified for federal tax purposes as a real estate investment trust (the "Company"), in connection with the Company's issuance pursuant to a Registration Statement on Form S-4 (File No. 333-51154) (together with all amendments thereto, the "Registration Statement") of (i) an aggregate of up to 2,415,040 shares of Class A common stock, par value $.01 per share (the "Class A Stock"), and an aggregate of up to 4,000,000 shares of Class P Convertible Cumulative preferred stock, par value $.01 per share (the "Class P Stock," and, together with the Class A Stock, the "Merger Stock"), of the Company pursuant to an Agreement and Plan of Merger, dated as of November 29, 2000 (the "Merger Agreement"), by and among the Company, AIMCO Properties, L.P. (the Company's operating partnership), AIMCO/OTEF, LLC (a subsidiary of the Company's operating partnership), and Oxford Tax Exempt Fund II Limited Partnership, a publicly traded Maryland limited partnership ("OTEF"), pursuant to which AIMCO/OTEF, LLC will be merged with and into OTEF (the "Merger"), with OTEF as the surviving entity, and (ii) an aggregate of up to 1,785,715 shares of Class A common stock, par value $.01 per share (the "Conversion Common Stock"), which may be issued from time to time upon conversion of the Class P Stock.

         As counsel for the Company, we have participated in the preparation of the Registration Statement, the Merger Agreement and the other agreements, certificates and documents executed and delivered pursuant to the Merger Agreement. In rendering our opinion, we have also examined the following:



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Apartment Investment and Management Company
January 29, 2001
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1.       the Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the Company as of the date hereof (the "Certificate of Incorporation");

2. the Articles Supplementary with respect to the Class P Stock, as certified by the Secretary of the Company as of the date hereof (the "Class P Articles Supplementary");

3. the By-Laws of the Company as in effect on the date hereof, as certified by the Secretary of the Company as of the date hereof (the "By-Laws");

4. resolutions of the Executive Committee of the Board of Directors of the Company adopted as of November 29, 2000 and resolutions of the Board of Directors of the Company adopted on April 21, 1999 and December 4, 2000, each as certified by the Secretary of the Company as of the date hereof;

5.       an executed copy of the Merger Agreement; and

6.       the Registration Statement.

         In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents, and the legal capacity of natural persons.

         As to any facts material to the opinions expressed herein, we have relied upon a certificate of officers of the Company. We have not investigated or verified the accuracy of such factual matters. We also have made such inquiry of officers and representatives of the Company as we determined to be necessary in order to give such opinions.

         In rendering this opinion, we have assumed that each party (other than the Company) that has executed or will execute an agreement to which the Company is a party has all requisite power and authority and has taken all necessary action to execute and deliver such agreement and to perform the transactions contemplated thereby, and that each such agreement is the legal, valid and binding obligation of such party (other than the Company) enforceable against such party in accordance with its terms. We also assume the Class P Articles Supplementary has been filed with the State of Maryland Department of Assessments and Taxation.



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Apartment Investment and Management Company
January 29, 2001
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         Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

         1. The issuance of the Merger Stock has been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered by the Company in accordance with the terms of the Merger Agreement, against payment of the consideration set forth therein, the Merger Stock will be validly issued, fully paid and non-assessable.

         2. The issuance of the Conversion Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered upon conversion of the Class P Stock in accordance with the terms of the Class P Articles Supplementary, the Conversion Common Stock will be validly issued, fully paid and non-assessable.

         The foregoing opinions are, with your concurrence, predicated upon and qualified by the following:

                  a. The foregoing opinions are based upon and limited in all respects to applicable Maryland law. In addition, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland.

                  b. Our opinions are based upon and limited to laws and regulations as in effect on the date of this letter, and our knowledge of the facts relevant to such opinions as of the date of this letter. As used above, the phrase "our knowledge" signifies that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as legal counsel, no information has come to our attention that would give us actual knowledge that any such facts relevant to such opinions are not accurate or that any of the information on which we have relied is not accurate and complete. Except as otherwise stated herein, we have undertaken no investigation or verification of such matters. We have not undertaken to communicate the substance or details of this transaction to all attorneys in our firm who have performed services for the Company as counsel on other matters. The words "our knowledge" are intended to be limited to the actual knowledge of the attorneys in our firm who are familiar with this opinion, the proposed transaction and related matters.

                  c. We assume no obligation to update the opinions set forth herein.

                  d. Our opinions are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.



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Apartment Investment and Management Company
January 29, 2001
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                  e.       Except to the extent expressly set forth above, in
                           rendering the opinions set forth herein we have relied upon the assumptions set forth in Section 4 of the Third-Party Legal Opinion Report, including the Legal Opinion Accord (the "Accord"), of the Section of Business Law of the American Bar Association, dated 1991, and, except to the extent expressly set forth above, this opinion does not address the legal issues set forth in Section 19 of the Accord.

         We are furnishing this opinion to you solely in connection with the Registration Statement and the transactions contemplated therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the prospectus/information statement that constitutes a part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,



                                        Shaw Pittman